                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BT ALEX. BROWN INCORPORATED
CIBC OPPENHEIMER CORP.

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center - North Tower
250 Vesey Street
New York, NY  10281-1209

                                                                 August 10, 1998

Dear Sirs:

                  Lincoln National Capital IV, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Lincoln National Corporation, an Indiana corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 10, 1998 (the "Underwriting Agreement"), between the Company and the Trust on the one hand and the Underwriters named in Schedule I to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in
Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.

                  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Underwriters of the Designated Securities and their addresses are set forth at the end of
Schedule II hereto.


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                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company and the Trust agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price to the Underwriters set out in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

                  The Company and the Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Underwriters to the Trust and the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Underwriters, but in no event earlier than the First Time of Delivery or, unless the Underwriters, the Company and the Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

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                  If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                Very truly yours,

                                LINCOLN NATIONAL CORPORATION

                                 By: /s/ John L. Steinkamp
                                    ---------------------------------
                                       Name: John L. Steinkamp
                                       Title: Vice President

                                 LINCOLN NATIONAL CAPITAL IV

                                 By:  Lincoln National Corporation, as Depositor


                                 By: /s/ John L. Steinkamp
                                    ---------------------------------
                                       Name: John L. Steinkamp
                                       Title: Administrative Trustee

Accepted as of the date hereof:
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /s/ John P. Tullsen Jr.
   --------------------------------
      Name: John P. Tullsen Jr.
      Title: Vice President

BT Alex. Brown Incorporated

By: /s/ Thomas W. Johnson
   --------------------------------
      Name: Thomas W. Johnson
      Title: Managing Director

CIBC Oppenheimer Corp.

By: /s/ Rhonda B. Rosen
   --------------------------------
      Name: Rhonda B. Rosen
      Title: Managing Director




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




                                   SCHEDULE I


                                                                                                     Number of Firm
                                                    Number of Firm           Number of Firm            Preferred
                                                    Income PRIDES             Growth PRIDES            Securities
                 Underwriters                      to be Purchased           to be Purchased        to be Purchased
                 ------------                      ---------------           ---------------        ---------------
Merrill Lynch, Pierce Fenner & Smith                  4,200,000                  600,000                600,000
   Incorporated...............................
BT Alex. Brown Incorporated...................        1,400,000                  200,000                200,000
CIBC Oppenheimer Corp.........................        1,400,000                  200,000                200,000
                                                      ---------                ---------              ---------
   Total......................................        7,000,000                1,000,000              1,000,000
                                                      =========                =========              =========


                                                                                 Maximum
                                                                                Number of
                                                                                Optional
                                                                              Income PRIDES
                 Underwriters                                                to be Purchased
                 ------------                                                ---------------
Merrill Lynch, Pierce Fenner & Smith                                             720,000
   Incorporated...............................
BT Alex. Brown Incorporated...................                                   240,000
CIBC Oppenheimer Corp.........................                                   240,000
                                                                               ---------
   Total......................................                                 1,200,000
                                                                               =========



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                                   SCHEDULE II

OFFERORS:
     Lincoln National Corporation
     Lincoln National Capital IV

TITLE OF DESIGNATED SECURITIES:
     FELINE PRIDES, consisting of Income PRIDES and Growth PRIDES, Stated
          Amount $25 per Security
     6.40% Preferred Securities, Series D

AGGREGATE PRINCIPAL AMOUNT:

Aggregate principal amount of Firm Designated Securities:
     7,000,000 Income PRIDES with an aggregate Stated Amount of $175,000,000; 1,000,000 Growth PRIDES with an aggregate Stated Amount of $25,000,000; 1,000,000 Preferred Securities with an aggregate liquidation value of $25,000,000.

Maximum aggregate principal amount of Optional Designated Securities:
     1,200,000 Income PRIDES ($30 million)

PRICE TO PUBLIC:
     $25.00 per Income PRIDES
     $21.34 per Growth PRIDES
     $25.00 per Preferred Security

UNDERWRITERS' COMPENSATION:
     $0.75 per Income PRIDES (Gross Spread)
     $0.1875 per Growth PRIDES (Gross Spread)
     $0.5625 per Preferred Security (Gross Spread)

PURCHASE PRICE BY UNDERWRITERS (REFLECTING UNDERWRITERS' COMPENSATION):
     $24.25 per Income PRIDES
     $20.7775 per Growth PRIDES
     $24.8125 per Preferred Security

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
     New York Clearing House same-day funds

ACCOUNTANTS' LETTER TO BE DELIVERED ON DATE OF PRICING AGREEMENT:
     Yes.

PURCHASE CONTRACT AGREEMENT:

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     Purchase Contract Agreement dated as of August 14, 1998, between the
     Purchase Contract Agent and the Company

TRUST AGREEMENT:
     Amended and Restated Trust Agreement dated as of August 14, 1998, between the Company and the Trustees named therein

INDENTURE:
     Junior Subordinated Indenture dated as of May 1, 1996, between the Company and The First National Bank of Chicago as Subordinated Debenture Trustee (the "Indenture"), as supplemented by the First Supplemental Indenture dated as of August 14, 1998

GUARANTEE:
     Guarantee Agreement, dated as of August 14, 1998, between the Company and Guarantee Trustee with respect to the Preferred Securities

PLEDGE AGREEMENT:
     Pledge Agreement dated as of August 14, 1998 between The Chase Manhattan Bank, as Collateral Agent, and the Company with respect to Preferred Securities underlying the Income PRIDES and Treasury Securities underlying the Growth PRIDES

REMARKETING DATE FOR PREFERRED SECURITIES:
     August 13, 2001

MATURITY:
     Purchase Contracts underlying Income PRIDES and Growth PRIDES: August 16, 2001
     Preferred Securities comprising part of the Income PRIDES: August 15, 2003 Treasury Securities comprising part of the Growth PRIDES: August 15, 2001 Subordinated Debentures underlying Preferred Securities: August 15, 2003

INTEREST/DISTRIBUTION RATE:
     Income PRIDES: 7.75% per annum (6.40% Distribution from Preferred Security and 1.35% Contract Adjustment Payments)
     Growth PRIDES:  1.85% per annum - Contact Adjustment Payments
     Preferred Securities:  6.40% per annum - Distributions

INTEREST PAYMENT DATES:
     February 16, May 16, August 16 and November 16, commencing November 16,
     1998

INTEREST DEFERRAL:
     Not to exceed August 15, 2003 (maturity date for Subordinated Debentures)

REDEMPTION PROVISIONS:
     The redemption provisions set forth in Section 4.2 of the Trust Agreement


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     shall apply to the Preferred Securities and the underlying Subordinated
     Debentures and the Common Securities.



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SINKING FUND PROVISIONS:
     No sinking fund provisions.

FIRST TIME OF DELIVERY:
     9:00 a.m., New York City time, August 14, 1998

OVER-ALLOTMENT OPTION:
     Exercisable for 30 days, for 1,200,000 Income PRIDES

CLOSING LOCATION:
     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
     125 West 55th Street
     New York, New York  10019-5389

NAMES AND ADDRESSES OF UNDERWRITERS:
     Merrill Lynch, Pierce Fenner & Smith Incorporated
     World Financial Center - North Tower
     250 Vesey Street
     New York, NY  10281
     Attention:  Robin Mass, Esq.
     Facsimile:  (212) 449-5828

     BT Alex.  Brown Incorporated
     One South Street
     Baltimore, MD  21202
     Attention:  Barry Ritholz, Esq.
     Facsimile:  (410) 895-3619

     CIBC Oppenheimer Corp.
     One World Financial Center
     200 Liberty Street - 38th Floor
     New York, NY  10281
     Attention:  Rhonda B. Rosen
     Facsimile:  (212) 667-8148

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